Exhibit 4.1

EXECUTION COPY

FOURTH AMENDED AND RESTATED

REGISTRATION RIGHTS AGREEMENT

by and among

MACROGENICS, INC.,

THE FOUNDERS,

and

THE INVESTORS

September 19, 2008

i

MACROGENICS, INC.

FOURTH AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT

THIS FOURTH AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT, dated September 19, 2008 (this “Agreement”), is made by and among MacroGenics, Inc., a Delaware corporation (the “Company”), those parties identified as Founders on the signature page hereto (the “Founders”), the parties listed on Exhibit A hereto (the “Existing Investors”), the parties listed on Exhibit B hereto (the “Series D Investors”), and the parties executing the signature pages hereto (the “New Investors,” and collectively with the Existing Investors and the Series D Investors, the “Investors”).

In consideration of the mutual promises and obligations contained herein, the parties hereto agree as follows:

1. Certain Definitions. As used in this Agreement, the following terms shall have the following respective meanings:

“Additional Restricted Stock” shall mean the shares of Common Stock (the “Additional Conversion Shares”) issued upon conversion of the 5,000,000 Preferred Shares (the “Additional Preferred Stock”) issued and sold pursuant to that certain Stock Purchase Agreement dated as of October 27, 2003, by and between the Company and Genzyme Corporation, excluding Additional Conversion Shares which have been (a) registered under the Securities Act pursuant to an effective registration statement filed thereunder and disposed of in accordance with the registration statement covering them or (b) publicly sold pursuant to Rule 144 under the Securities Act.

“Commission” shall mean the Securities and Exchange Commission, or any other federal agency at the time administering the Securities Act.

“Common Stock” shall mean the Common Stock, $0.01 par value per share, of the Company, as constituted as of the date of this Agreement.

“Conversion Shares” shall mean shares of Common Stock issued upon conversion of the Preferred Shares.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, or any similar federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

“Preferred Shares” shall mean the shares of Series A-1 Convertible Preferred Stock, $0.01 par value per share, the shares of Series A-2 Convertible Preferred Stock, $0.01 par value per share, the shares of Series B-1 Convertible Preferred Stock, par value $0.01 per share, the shares of Series C Convertible Preferred Stock, $0.01 par value per share, the shares of Series D Convertible Preferred Stock, $0.01 par value per share, and the shares of Series D-2 Convertible Preferred Stock, $0.01 par value per share.

“Preferred Stock” shall mean the Series A-1 Convertible Preferred Stock, $0.01 par value per share, the Series A-2 Convertible Preferred Stock, $0.01 par value per share, the Series B-1 Convertible Preferred Stock, par value $0.01 per share, the Series C Convertible Preferred Stock, $0.01 par value per share, the Series D Convertible Preferred Stock, $0.01 par value per share, and the Series D-2 Convertible Preferred Stock, $0.01 par value per share.

“Registration Expenses” shall mean the expenses so described in Section 8.

“Restricted Stock” shall mean the Conversion Shares, excluding (i) Additional Conversion Shares and (ii) Conversion Shares which have been (a) registered under the Securities Act pursuant to an effective registration statement filed thereunder and disposed of in accordance with the registration statement covering them or (b) sold pursuant to Rule 144 under the Securities Act. For purposes of Section 5 hereof, and all other provisions of this Agreement applicable to any registration covered by Section 5 hereof, Restricted Stock shall also include all Common Stock then held by the Founders and the University.

“Securities Act” shall mean the Securities Act of 1933, as amended, or any similar federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

“Selling Expenses” shall mean the expenses so described in Section 8.

“University” shall mean the Board of Regents of the University of Texas System.

2. Restrictive Legend. Each certificate representing Preferred Shares or Conversion Shares shall, except as otherwise provided in this Section 2 or in Section 3, be stamped or otherwise imprinted with a legend substantially in the following form:

“THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR ANY APPLICABLE STATE SECURITIES LAWS AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, ASSIGNED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER THE ACT AND IN COMPLIANCE WITH SUCH STATE SECURITIES LAWS OR UNLESS THE ISSUER HAS RECEIVED OR WAIVED AN OPINION OF LEGAL COUNSEL SATISFACTORY TO THE ISSUER AND ITS COUNSEL THAT SUCH REGISTRATION IS NOT REQUIRED AND SUCH COMPLIANCE IS AVAILABLE.”

A certificate shall not bear such legend if in the opinion of counsel reasonably satisfactory to the Company the securities represented thereby may be publicly sold without registration under the Securities Act and any applicable state securities laws.

3. Notice of Proposed Transfer. Prior to any proposed transfer of any Preferred Shares or Conversion Shares (other than under the circumstances described in Sections 4, 5 or 6), the holder thereof shall give written notice to the Company of its intention to effect such transfer. Each such notice shall describe the manner of the proposed transfer and, if requested by the Company, shall be accompanied by an opinion of counsel reasonably satisfactory to the Company to the effect that the proposed transfer may be effected without registration under the

Securities Act and any applicable state securities laws, whereupon the holder of such stock shall be entitled to transfer such stock in accordance with the terms of its notice; provided, however, that no such opinion of counsel shall be required for (i) a transfer to one or more partners or members of the transferor (in the case of a transferor that is a partnership or a limited liability company, respectively) or to an affiliated corporation (in the case of a transferor that is a corporation) or (ii) a transfer by any Investor to an affiliate or an entity controlled by, controlling or under common control with such Investor. Each certificate for Preferred Shares or Conversion Shares transferred as above provided shall bear the legend set forth in Section 2, except that such certificate shall not bear such legend if (A) such transfer is in accordance with the provisions of Rule 144 (or any other rule permitting public sale without registration under the Securities Act) or (B) the opinion of counsel referred to above is to the further effect that the transferee and any subsequent transferee (other than an affiliate of the Company) would be entitled to transfer such securities in a public sale without registration under the Securities Act. The restrictions provided for in this Section 3 shall not apply to securities which are not required to bear the legend prescribed by Section 2 in accordance with the provisions of that Section.

4. Required Registration

(a) At any time after the earliest of (i) 180 days after any registration statement covering a public offering of securities of the Company under the Securities Act shall have become effective, (ii) 180 days after the Company shall have become a reporting company under Section 12 of the Exchange Act, and (iii) the second (2nd) anniversary of May 16, 2006, the holders of Restricted Stock (other than the New Investors and the Series D Investors) constituting at least 40% of the total shares of Restricted Stock then outstanding (other than the shares of Restricted Stock held by the New Investors and the Series D Investors) may request the Company to register under the Securities Act all or any portion of the shares of Restricted Stock held by such requesting holder or holders for sale in the manner specified in such notice, provided that the reasonably anticipated aggregate price to the public of such public offering would exceed $5,000,000.

(b) At any time after the earliest of (i) 180 days after any registration statement covering a public offering of securities of the Company under the Securities Act shall have become effective, (ii) 180 days after the Company shall have become a reporting company under Section 12 of the Exchange Act, and (iii) the second (2nd) anniversary of July 15, 2008, New Investors and Series D Investors constituting at least 40% of the total shares of Restricted Stock then collectively held by the New Investors and the Series D Investors, may request the Company to register under the Securities Act all or any portion of the shares of Restricted Stock held by such requesting holder or holders for sale in the manner specified in such notice, provided that the reasonably anticipated aggregate price to the public of such public offering would exceed $25,000,000.

(c) For purposes of this Section 4 and Sections 5, 6, 13(a) and 13(d), the term “Restricted Stock” shall be deemed to include the number of shares of Restricted Stock that would be issuable to a holder of Preferred Shares upon conversion of all Preferred Shares held by such holder at such time; provided, however, that the only securities which the Company shall be required to register pursuant hereto shall be shares of Common Stock, and provided, further, however, that, in any underwritten public offering contemplated by this Section 4 or Sections 5 and 6, the holders of Preferred Shares shall be entitled to sell such Preferred Shares to the underwriters for conversion and sale of the shares of Common Stock issued upon conversion thereof. Notwithstanding anything to the contrary contained herein, the Company shall not be obligated under this Section 4: (i) within 180 days after the effective date of a registration statement filed by the Company in connection with the Company’s initial public offering, or (ii) within 180 days after the effective date of a registration statement filed by the Company covering a firm commitment underwritten public offering in which the holders of Restricted Stock shall have been entitled to join pursuant to Section 5 or 6 and in which there shall have been effectively registered all shares of Restricted Stock as to which registration shall have been requested.

(d) Following receipt of any notice under this Section 4, the Company shall immediately notify all holders of Restricted Stock and Additional Restricted Stock from whom notice has not been received and shall use its best efforts to register under the Securities Act, for public sale in accordance with the method of disposition specified in such notice from requesting holders, the number of shares of Restricted Stock and Additional Restricted Stock specified in such notice (and in all notices received by the Company from other holders within 30 days after the giving of such notice by the Company). If such method of disposition shall be an underwritten public offering, the Company may designate the managing underwriter of such offering, subject to the approval of the holders of a majority of the shares of Restricted Stock to be sold in such offering, which approval shall not be unreasonably withheld or delayed. The Company shall be obligated to register Restricted Stock and Additional Restricted Stock pursuant to this Section 4 on one (1) occasion only; provided, however, that such obligation shall be deemed satisfied only when a registration statement covering all shares of Restricted Stock and Additional Restricted Stock specified in notices received as aforesaid, for sale in accordance with the method of disposition specified by the requesting holders, shall have become effective and, if such method of disposition is a firm commitment underwritten public offering, all such shares shall have been sold pursuant thereto. Notwithstanding the foregoing, the Company may delay a request for registration pursuant to this Section 4 if, within 30 days following the receipt of any notice requesting registration in accordance with this Section 4, the Company notifies the holders of Restricted Stock and Additional Restricted Stock that the Company intends to file a registration statement with the Commission relating to an initial public offering within 90 days of such notice by the Company to the holders of Restricted Stock and Additional Restricted Stock and provided the Company shall, in good faith, use reasonable efforts to cause such registration statement to become effective; provided, however, that the Company may exercise such right to delay a request for registration under such circumstances not more than once in any 12-month period.

(e) The Company shall be entitled to include in any registration statement referred to in this Section 4, for sale in accordance with the method of disposition specified by the requesting holders, shares of Common Stock to be sold by the Company for its own account, except as and to the extent that, in the opinion of the managing underwriter (if such method of disposition shall be an underwritten public offering), such inclusion would adversely affect the marketing of the Restricted Stock and Additional Restricted Stock to be sold.

5. Incidental Registration. If the Company at any time proposes to register any of its securities under the Securities Act for sale to the public, whether for its own account or for the account of other security holders or both (except with respect to registration statements on Forms S-4, S-8 or another form not available for registering the Restricted Stock or Additional Restricted Stock for sale to the public), each such time it will give written notice to all holders of outstanding Restricted Stock and Additional Restricted Stock of its intention so to do. Upon the written request of any such holder, received by the Company within 30 days after the giving of any such notice by the Company, to register any of its Restricted Stock or Additional Restricted Stock, the Company shall cause the Restricted Stock and Additional Restricted Stock as to which registration shall have been so requested to be included in the securities to be covered by the registration statement proposed to be filed by the Company, all to the extent requisite to permit the sale or other disposition by the holder of such Restricted Stock or Additional Restricted Stock so registered. In the event that any registration pursuant to this Section 5 shall be, in whole or in part, an underwritten public offering of Common Stock, the number of shares of Restricted Stock and Additional Restricted Stock to be included in such an underwriting may be reduced if and to the extent that the managing underwriter shall be of the opinion that such inclusion would adversely affect the marketing of the securities to be sold by the Company therein, provided, however, that such number of shares of Restricted Stock and Additional Restricted Stock shall not be reduced if any shares are to be included in such underwriting for the account of any person other than the Company or holders of Restricted Stock or holders of Additional Restricted Stock, and provided, further, however, that, except in the case of the Company’s initial public offering, in no event may less than twenty-five percent (25%) of the total number of shares of Common Stock to be included in such underwriting be made available for shares of Restricted Stock. In the event of such reduction, the Company shall so advise all holders of Restricted Stock and Additional Restricted Stock requesting registration, and the number of shares that are entitled to be included in the registration and underwriting shall be allocated in the following manner. First, the number of shares that may be included in such registration and underwriting shall be allocated among all Investors who have requested registration in proportion, as nearly as practicable, to the respective number of shares of Restricted Stock and Additional Restricted Stock held by such Investors at the time of the Company’s notice under this Section 5. No shareholder of the Company shall be granted registration rights which would reduce the number of shares includable by the holders of the Restricted Stock and Additional Restricted Stock in such registration without the consent of the holders of at least two-thirds of the Restricted Stock and Additional Restricted Stock. If any Investor would thus be entitled to include more securities than such Investor requested to be registered, the excess shall be allocated among the other requesting Investors pro rata in the manner described in the preceding sentence. Second, once all shares of Restricted Stock and Additional Restricted Stock requested by the Investors to be registered have been included in such registration and underwriting, the Founders and the University shall participate in the offering, pro rata based upon their total ownership of shares of Restricted Stock. Notwithstanding the foregoing provisions, the Company may withdraw any registration statement referred to in this Section 5 without thereby incurring any liability to the holders of Restricted Stock or Additional Restricted Stock.

6. Registration on Form S-3. If at any time (a)(i) a holder or holders of Restricted Stock (other than the Series D Investors) request that the Company file a registration statement on Form S-3 or any successor thereto for a public offering of all or any portion of the shares of Restricted Stock held by such requesting holder or holders, the reasonably anticipated aggregate price to the public of which would exceed $1,000,000; or (ii) one or more of the Series D

Investors request that the Company file a registration statement on Form S-3 or any successor thereto for a public offering of all or any portion of the shares of Restricted Stock held by such requesting holder or holders, the reasonably anticipated aggregate price to the public of which would exceed $5,000,000; and (b) the Company is a registrant entitled to use Form S-3 or any successor thereto to register such shares, then the Company shall use its best efforts to register under the Securities Act on Form S-3 or any successor thereto, for public sale in accordance with the method of disposition specified in such notice, the number of shares of Restricted Stock specified in such notice. Whenever the Company is required by this Section 6 to use its best efforts to effect the registration of Restricted Stock, each of the procedures and requirements of Section 4 (including, but not limited to, the requirement that the Company notify all holders of Restricted Stock and Additional Restricted Stock from whom notice has not been received and provide them with the opportunity to participate in the offering) shall apply to such registration; provided, however, that the requirements contained in Section 4(a) and Section 4(b) shall not apply to any registration on Form S-3 which may be requested and obtained under this Section 6.

7. Registration Procedures. If and whenever the Company is required by the provisions of Sections 4, 5 or 6 to use its best efforts to effect the registration of any shares of Restricted Stock and/or Additional Restricted Stock under the Securities Act, the Company will, as expeditiously as possible:

(a) prepare and file (in the case of a registration pursuant to Section 4 or Section 6, within 60 days of receipt by the Company of the applicable request for registration) with the Commission a registration statement (which, in the case of an underwritten public offering pursuant to Section 4, shall be on Form S-1 or other form of general applicability satisfactory to the managing underwriter selected as therein provided) with respect to such securities and use its best efforts to cause such registration statement to become and remain effective for the period of the distribution contemplated thereby (determined as hereinafter provided);

(b) prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for the period specified in subparagraph (a) above and comply with the provisions of the Securities Act (including the antifraud provisions thereof) with respect to the disposition of all Restricted Stock and Additional Restricted Stock covered by such registration statement in accordance with the sellers’ intended method of disposition set forth in such registration statement for such period;

(c) furnish to each seller of Restricted Stock and Additional Restricted Stock and to each underwriter such number of copies of the registration statement and the prospectus included therein (including each preliminary prospectus) as such persons reasonably may request in order to facilitate the public sale or other disposition of the Restricted Stock and Additional Restricted Stock covered by such registration statement;

(d) use its best efforts to register or qualify the Restricted Stock and Additional Restricted Stock covered by such registration statement under the securities or “blue sky” laws of such jurisdictions as the sellers of Restricted Stock and Additional Restricted Stock or, in the case of an underwritten public offering, the managing underwriter reasonably shall request, provided, however, that the Company shall not for any such purpose be required to qualify generally to transact business as a foreign corporation in any jurisdiction where it is not so qualified or to consent to general service of process in any such jurisdiction;

(e) use its best efforts to list the Restricted Stock and Additional Restricted Stock covered by such registration statement with any securities exchange or automated quotation system on which the Common Stock of the Company is then listed;

(f) immediately notify each seller of Restricted Stock and Additional Restricted Stock and each underwriter under such registration statement, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event of which the Company has knowledge as a result of which the prospectus contained in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing; and

(g) make available for inspection by each seller of Restricted Stock and Additional Restricted Stock, any underwriter participating in any distribution pursuant to such registration statement, and any attorney, accountant or other agent retained by such seller or underwriter, all financial and other records, pertinent corporate documents and properties of the Company, and cause the Company’s officers, directors and employees to supply all information reasonably requested by any such seller, underwriter, attorney, accountant or agent in connection with such registration statement.

For purposes of Section 7(a) and 7(b) and of Section 4(c), the period of distribution of Restricted Stock and Additional Restricted Stock in a firm commitment underwritten public offering shall be deemed to extend until each underwriter has completed the distribution of all securities purchased by it, and the period of distribution of Restricted Stock and Additional Restricted Stock in any other registration shall be deemed to extend until the earlier of the sale of all Restricted Stock and Additional Restricted Stock covered thereby and 180 days after the effective date thereof.

In connection with each registration hereunder, the sellers of Restricted Stock and Additional Restricted Stock will furnish to the Company in writing such information with respect to themselves and the proposed distribution by them as reasonably shall be necessary in order to assure compliance with federal and applicable state securities laws.

In connection with each registration pursuant to Sections 4, 5 or 6 covering an underwritten public offering, the Company and each selling holder of Restricted Stock and Additional Restricted Stock agree to enter into a written agreement with the managing underwriter selected in the manner herein provided in such form and containing such provisions as are customary in the securities business for such an arrangement between such underwriter and companies of the Company’s size and investment stature.

(h) Notwithstanding the other provisions of this Agreement, the Company’s obligation to file a registration statement, or cause such registration statement to become and remain effective, may be suspended on one (1) occasion in any 12-month period for a period not to exceed 90 days if there exists at the time material non-public information relating to the Company and in the good faith opinion of the Board of Directors of the Company it would be seriously detrimental to the Company for such registration statement to become effective. In addition, the parties hereto acknowledge the Company may notify holders and suspend use of an effective registration statement for a similar period.

8. Expenses. All expenses incurred by the Company in complying with Sections 4, 5 and 6, including, without limitation, all registration and filing fees, printing expenses, fees and disbursements of counsel and independent public accountants for the Company, fees and expenses (including counsel fees) incurred in connection with complying with state securities or “blue sky” laws, fees of the Financial Industry Regulatory Authority, transfer taxes, fees of transfer agents and registrars, costs of insurance and fees and disbursements of one special counsel for the sellers of Restricted Stock and Additional Restricted Stock (such special counsel’s fees not to exceed $40,000 in the aggregate for each such registration), but excluding any Selling Expenses, are called “Registration Expenses.” All underwriting discounts and selling commissions applicable to the sale of Restricted Stock and Additional Restricted Stock are called “Selling Expenses.”

The Company will pay all Registration Expenses in connection with each registration statement under Sections 4, 5 or 6. All Selling Expenses in connection with each registration statement under Sections 4, 5 or 6 shall be borne by the participating sellers in proportion to the number of shares sold by each, or by such participating sellers other than the Company (except to the extent the Company shall be a seller) as they may agree.

9. Indemnification and Contribution.

(a) In the event of a registration of any of the Restricted Stock or Additional Restricted Stock under the Securities Act pursuant to Sections 4, 5 or 6, the Company will indemnify and hold harmless each seller of such Restricted Stock and Additional Restricted Stock thereunder, each underwriter of such Restricted Stock and Additional Restricted Stock thereunder and each other person, if any, who controls such seller or underwriter within the meaning of the Securities Act, against any losses, claims, damages or liabilities, joint or several, to which such seller, underwriter or controlling person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which such Restricted Stock or Additional Restricted Stock was registered under the Securities Act pursuant to Sections 4, 5 or 6, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each such seller, each such underwriter and each such controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action as the same are incurred, provided, however, that the Company will not be liable in any such case if and to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission so made in conformity with information furnished by any such seller, any such underwriter or any such controlling person in writing specifically for use in such registration statement or prospectus or from a failure of such seller to comply with the prospectus delivery requirements of the Securities Act if the Company has delivered to such seller any reasonable number of correct or corrected prospectuses requested by such seller.

(b) In the event of a registration of any of the Restricted Stock or Additional Restricted Stock under the Securities Act pursuant to Sections 4, 5 or 6, each seller of such Restricted Stock or Additional Restricted Stock thereunder, severally and not jointly, will indemnify and hold harmless the Company, each person, if any, who controls the Company within the meaning of the Securities Act, each officer of the Company who signs the registration statement, each director of the Company, each underwriter and each person who controls any underwriter within the meaning of the Securities Act, against all losses, claims, damages or liabilities, joint or several, to which the Company or such officer, director, underwriter or controlling person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the registration statement under which such Restricted Stock or Additional Restricted Stock was registered under the Securities Act pursuant to Sections 4, 5 or 6, any preliminary prospectus or final prospectus contained therein or any amendment or supplement thereof or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading and will reimburse the Company and each such officer, director, underwriter and controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action, provided, however, that such seller will be liable hereunder in any such case if and only to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with information pertaining to such seller, as such, furnished in writing to the Company by such seller specifically for use in such registration statement or prospectus, and provided, further, however, that the liability of each seller hereunder shall be limited to the proportion of any such loss, claim, damage, liability or expense which is equal to the proportion that the public offering price of the shares sold by such seller under such registration statement bears to the total public offering price of all securities sold thereunder, but not in any event to exceed the proceeds received by such seller from the sale of Restricted Stock or Additional Restricted Stock covered by such registration statement.

(c) Promptly after receipt by an indemnified party hereunder of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party hereunder, notify the indemnifying party in writing thereof, but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to such indemnified party other than under this Section 9 and shall only relieve it from any liability which it may have to such indemnified party under this Section 9 if and to the extent the indemnifying party is prejudiced by such omission. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate in and, to the extent it shall wish, to assume and undertake the defense thereof with counsel satisfactory to such indemnified party, and, after notice from the indemnifying party to such indemnified party of its election so to assume and undertake the defense thereof, the indemnifying party shall not be liable to such indemnified party under this Section 9 for any legal expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation and of liaison with counsel so selected, provided, however, that, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be reasonable defenses available to it which are different from or additional to those available to the indemnifying party or if the interests of the indemnified party reasonably may be deemed to conflict with the interests of the indemnifying party, the indemnified party shall have the right to select a separate counsel and to assume such legal defenses and otherwise to participate in the defense of such action, with the expenses and fees of such separate counsel and other expenses related to such participation to be reimbursed by the indemnifying party as incurred.

(d) If for any reason the indemnification provided for in this Section 9 is held by a court of competent jurisdiction to be unavailable to an indemnified person in respect of any losses, claims, damages, expenses or liabilities referred to therein, then each indemnifying party under this Section 9, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, expenses or liabilities in such proportion as is appropriate to reflect the relative fault of the Company, the selling holders of Restricted Stock and Additional Restricted Stock and the underwriters in connection with the statements or omissions which resulted in such losses, claims, damages, expenses or liabilities, as well as any other relevant equitable considerations. The relative fault of the Company, the selling holders of Restricted Stock and Additional Restricted Stock and the underwriters shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, the selling holders of Restricted Stock and Additional Restricted Stock or the underwriters, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. Notwithstanding the foregoing, (A) no holder will be required to contribute any amount in excess of the public offering price of all such Restricted Stock or Additional Restricted Stock offered by it pursuant to such registration statement; and (B) no person or entity guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any person or entity who was not guilty of such fraudulent misrepresentation.

10. Changes in Common Stock or Preferred Stock. If, and as often as, there is any change in the Common Stock or the Preferred Stock by way of a stock split, stock dividend, combination or reclassification, or through a merger, consolidation, reorganization or recapitalization, or by any other means, appropriate adjustment shall be made in the provisions hereof so that the rights and privileges granted hereby shall continue with respect to the Common Stock or the Preferred Stock as so changed.

11. Rule 144 Reporting. With a view to making available the benefits of certain rules and regulations of the Commission which may at any time permit the sale of the Restricted Stock or Additional Restricted Stock to the public without registration, at all times after 90 days after any registration statement covering a public offering of securities of the Company under the Securities Act shall have become effective, the Company agrees to:

(a) make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act;

(b) use its best efforts to file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act; and

(c) furnish to each holder of Restricted Stock or Additional Restricted Stock forthwith upon request a written statement by the Company as to its compliance with the reporting requirements of such Rule 144 and of the Securities Act and the Exchange Act, a copy of the most recent annual or quarterly report of the Company, and such other reports and documents so filed by the Company as such holder may reasonably request in availing itself of any rule or regulation of the Commission allowing such holder to sell any Restricted Stock or Additional Restricted Stock without registration.

12. Representations and Warranties of the Company. The Company represents and warrants to the Investors as follows:

(a) The execution, delivery and performance of this Agreement by the Company have been duly authorized by all requisite corporate action and will not violate any provision of law, any order of any court or other agency of government, the Certificate of Incorporation or By-laws of the Company or any provision of any indenture, agreement or other instrument to which it or any or its properties or assets is bound, conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any such indenture, agreement or other instrument or result in the creation or imposition of any lien, charge or encumbrance of any nature whatsoever upon any of the properties or assets of the Company.

(b) This Agreement has been duly executed and delivered by the Company and constitutes the legal, valid and binding obligation of the Company, enforceable in accordance with its terms.

13.	Binding Arbitration.

(a) Any controversies, disputes, actions, causes of action or other claims between the parties arising out of or relating to this Agreement, or the breach, termination or validity hereof, or any other matters related thereto (a “Controversy”), whether during the term of this Agreement or otherwise, which are not resolved by mutual agreement within forty-five (45) days of first written notification by one party to the other parties of the existence of the Controversy (which notification must set forth in reasonable detail the specific points in dispute) shall be finally settled by arbitration before a neutral arbitrator in accordance with the Commercial Arbitration Rules of the American Arbitration Association (“AAA”) then in effect (modified only as herein expressly provided). The arbitrator shall be experienced with regard to commercial disputes of the type for which arbitration is being sought. The arbitration shall be before one arbitrator mutually agreed upon by the parties. In the event the parties cannot reach agreement upon an arbitrator, an arbitrator shall be appointed by the Director of the Washington, D.C., office of AAA. Each party must continue to perform their respective obligations under this Agreement despite the existence of the Controversy. The parties agree that the arbitration will be held in Washington, D.C., or in such other place as the parties may mutually agree upon. The arbitration will be held in accordance with and subject to the procedural rules and applicable requirements and procedures of the District of Columbia. The arbitrator may enter a default decision against any party who fails to participate in the arbitration proceedings. The decision of the arbitrator on the points in dispute with respect to such Controversy will be final, non-appealable and binding and judgment on the award may be entered in any court having jurisdiction thereof. The parties agree that this clause has been included to rapidly and inexpensively resolve any Controversy, and that this clause shall be grounds for dismissal of any court action commenced by any party arising out of or relating to this Agreement or the breach, termination or validity hereof or any other matters relating thereto; provided that nothing in this Section 13 shall limit any party’s right to bring (i) post-arbitration actions seeking to enforce an arbitration award or (ii) actions seeking injunctive or other similar relief in the event of the breach or threatened breach of any of the provisions of this Agreement. The parties shall keep confidential, and shall not disclose to any person (except (A) to the extent required by law, and (B) for disclosure to those employees and agents of any such party who have a need to know and who have been advised of their obligations of confidentiality and non-disclosure hereunder), the existence of any Controversy hereunder, the referral of any such Controversy to arbitration or the status or resolution thereof.

(b) The parties hereto agree that the party or parties which are principally prevailing in any such Controversy shall be entitled to full reimbursement of all out-of-pocket costs incurred by such prevailing party and its affiliates in connection with such Controversy (including reimbursement of all reasonable attorneys’ fees and expenses) and the arbitrator is hereby empowered to include such reimbursement in any award or determination. In the event that there is no party which is principally prevailing in any such Controversy, the arbitrator will be authorized to apportion its fees and expenses and the reasonable attorneys’ fees and expenses of the parties as the arbitrator deems appropriate, and in the absence of any such apportionment, the fees and expenses of the arbitrator will be borne equally by all parties involved in such arbitration, and each party will bear the fees and expenses of its own attorney.

(c) With respect to any action or proceeding which a successful party to the arbitration may wish to bring to enforce any arbitral award or to seek injunctive or other similar relief in the event of the breach or threatened breach of this Agreement, each party irrevocably and unconditionally (and without limitation):

(i) submits to and accepts, for itself and in respect of its assets, generally and unconditionally the non-exclusive jurisdiction of the courts of the United States and of the State of Delaware;

(ii) waives any objection it may have now or in the future that such action or proceeding has been brought in an inconvenient forum;

(iii) agrees that in any such action or proceeding it will not raise, rely on or claim any immunity (including, without limitation, from suit, judgment, attachment before judgment or otherwise, execution or other enforcement);

(iv) waives any right of immunity which it has or its assets may have at any time; and

(v) consents generally to the giving of any relief or the issue of any process in connection with any such action or proceeding including, without limitation, the making, enforcement or execution of any order or judgment against any of its property.

14. Miscellaneous.

(a) All covenants and agreements contained in this Agreement by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors and assigns of the parties hereto (including without limitation transferees of any Preferred Shares, Restricted Stock or Additional Restricted Stock), whether so expressed or not, provided, however, that registration rights conferred herein on the holders of Preferred Shares, Restricted Stock or Additional Restricted Stock shall only inure to the benefit of a transferee of Preferred Shares, Restricted Stock or Additional Restricted Stock if the Company is provided with notice of the transfer and either (i) the transferee acquires 5,500,000 shares (subject to equitable adjustment in the event of any stock dividend, stock split, combination, reorganization, recapitalization, reclassification or other similar event affecting such shares) or (ii) such transferee is (A) in the case of a party hereto who is a natural person, an immediate family member or trust for the benefit of such holder or (B) a partner, retired partner, member, retired member, shareholder or affiliate of a party hereto; and provided, further that, upon written notice and with the written consent of the Company (such consent not to be unreasonably withheld or unduly delayed), the Company shall grant the registration rights conferred herein to any transferee of Preferred Shares, Restricted Stock or Additional Restricted Stock of at least 3,000,000 shares (subject to equitable adjustment in the event of any stock dividend, stock split, combination, reorganization, recapitalization, reclassification or other similar event affecting such shares).

(b) All notices, requests, consents and other communications hereunder shall be in writing and shall be delivered in person, mailed by certified or registered mail, return receipt requested, or sent by telecopier or telex, addressed as follows:

(i) if to the Company, at the address of its principal office;

(ii) if to any other party to this Agreement, at its address on the records maintained by the Company;

(iii) if to any subsequent holder of Preferred Shares, Restricted Stock or Additional Restricted Stock, to it at such address as may have been furnished to the Company in writing by such holder;

or, in any case, at such other address or addresses as shall have been furnished in writing to the Company (in the case of a holder of Preferred Shares, Restricted Stock or Additional Restricted Stock) or to the holders of Preferred Shares, Restricted Stock or Additional Restricted Stock (in the case of the Company) in accordance with the provisions of this paragraph.

(c) This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without giving effect to any choice or conflict of law provision or rule that would cause the application of the laws of any other state.

(d) This Agreement may not be amended or modified, and no provision hereof may be waived, without the written consent of the Company and the Investors holding at least sixty-six and two-thirds percent (66  2/3%) of the combined outstanding shares of Restricted Stock and Additional Restricted Stock, voting together as a single class. Notwithstanding the foregoing, no provision of this Agreement shall be amended, modified or terminated, nor shall the observance of any term of this Agreement be waived, unless such amendment, modification, termination or waiver, as the case may be, applies in the same material respects to all Investors, unless such affected Investor consents to such amendment, modification, termination or waiver.

(e) This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

(f) The obligations of the Company to register shares of Restricted Stock and Additional Restricted Stock under Sections 4, 5 or 6 shall terminate on the twentieth (20th) anniversary of the date of this Agreement.

(g) In connection with the initial underwritten public offering of securities of the Company, each holder (including the Founders and the University) of Restricted Stock or Additional Restricted Stock who is a party to this Agreement agrees not to sell, assign, transfer, pledge, hypothecate, mortgage, encumber or otherwise dispose any shares of Restricted Stock, Additional Restricted Stock or any other shares of Common Stock then held by such holder (other than shares of Restricted Stock, Additional Restricted Stock or other shares of Common Stock being registered in such offering), without the consent of the underwriters managing such offering, for a period of not more than 180 days following the effective date of the registration statement relating to such offering, if all persons holding in excess of 1% of the capital stock of the Company on a fully diluted basis and all executive officers and directors of the Company shall be similarly restricted.

(h) The Company shall not grant to any third party any registration rights more favorable than or inconsistent with any of those contained herein, so long as any of the registration rights under this Agreement remains in effect.

(i) If any provision of this Agreement shall be held to be illegal, invalid or unenforceable, such illegality, invalidity or unenforceability shall attach only to such provision and shall not in any manner affect or render illegal, invalid or unenforceable any other provision of this Agreement, and this Agreement shall be carried out as if any such illegal, invalid or unenforceable provision were not contained herein.

(j) This Agreement, together with the other writings referred to herein or delivered pursuant hereto which form a part hereof, contains the entire agreement among the parties with respect to the subject matter hereof and amends, restates and supersedes all prior and contemporaneous arrangements or understandings, whether written or oral, with respect thereto, including without limitation (a) that certain Third Amended and Restated Registration Rights Agreement, dated as of July 15, 2008, among the Company, the Founders and the Investors named therein; (b) that certain Second Amended and Restated Registration Rights Agreement, dated as of May 16, 2006, among the Company, the Founders and the Investors named therein, (c) that certain Amended and Restated Registration Rights Agreement, dated as of October 13, 2004, among the Company, the Founders and the Investors named therein, (d) that certain Registration Rights Agreement dated October 27, 2003 between the Company and Genzyme Corporation, (e) that certain Registration Rights Agreement dated as of September 15, 2000, by and among the Company and the Investors and Founders named therein, as amended by (i) that certain Amendment No.1 to Registration Rights Agreement dated as of December 4, 2000, by and among the Company, Alexandria Real Estate Equities, L.P. (“ARE”), and the Founders and Investors named therein, (ii) that certain Amendment No. 2 to Registration Rights Agreement dated as of June 10, 2002, by and among the Company, the Board of Regents of the University of Texas System (the “University”), and the New Purchasers, Founders and Investors named therein, (iii) that certain Amendment No. 3 to Registration Rights Agreement, dated as of October 27, 2003, by and among the Company, the University and the New Purchasers, Founders, and Investors named therein, and (f) Section 16 of that certain Warrant for the Purchase of Shares of Common Stock granted to ARE, dated October 31, 2000.

(k) Notwithstanding anything to the contrary in this Agreement, the Company and Eli Lilly & Company (“Lilly”) each acknowledge and agree that Lilly shall not have any rights or liabilities under this Agreement unless and until Lilly acquires any Securities pursuant to that certain Securities Purchase Agreement, dated as of September 19, 2008, by and among the Company and the Purchasers (including Lilly) named therein (the “Purchase Agreement”). The terms “Securities” and “Purchasers”, as used in this Section 14(k), shall have the meanings ascribed to such terms in the Purchase Agreement.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, this Agreement has been executed by the New Investors as of the date first written above and approved and adopted by the written consent of the Existing Investors and the Series D Investors in accordance with Section 14(d) of the Third Amended and Restated Registration Rights Agreement.

MACROGENICS, INC.

By:	/s/ Scott Koenig
Name:	Scott Koenig, M.D., PhD
Title:	President & Chief Executive Officer

Signature Pages to Fourth Amended and Restated Registration Rights Agreement

NEW INVESTORS:

ONC PARTNERS, L.P.

By:	/s/ MARTIN PAUL
Name:	MARTIN PAUL
Title:	DIRECTOR
FOR AND ON BEHALF OF ONC GENERAL PARTNER LIMITED, AS GENERAL PARTNER OF ONC PARTNERS, L.P.

INNOVIS INVESTMENTS, L.P.

By:
Name:
Title:

ARCUS VENTURES, L.P.

By:
Name:
Title:

Signature Pages to Fourth Amended and Restated Registration Rights Agreement

NEW INVESTORS:

ONC PARTNERS, L.P.

By:
Name:
Title:

INNOVIS INVESTMENTS, L.P.

By:	/s/ Hans Peter Bissinger
Name:	Hans Peter Bissinger
Title:	General Partner

ARCUS VENTURES, L.P.

By:
Name:
Title:

Signature Pages to Fourth Amended and Restated Registration Rights Agreement

NEW INVESTORS:

ONC PARTNERS, L.P.

By:
Name:
Title:

INNOVIS INVESTMENTS, L.P.

By:
Name:
Title:

ARCUS VENTURES, L.P.

By:	/s/ James B Dougherty
Name:	James B Dougherty
Title:	General Partner

Signature Pages to Fourth Amended and Restated Registration Rights Agreement

ELI LILLY AND COMPANY

By:	illegible
Name:
Title:

Signature Pages to Fourth Amended and Restated Registration Rights Agreement

ALEXANDRIA EQUITIES, LLC,
a Delaware limited liability company

By: ALEXANDRIA REAL ESTATE EQUITIES, INC.,
a Maryland corporation, managing member

By:	/s/ Dean A. Shigenaga
Name:	Dean A. Shigenaga
Title:	Chief Financial Officer

Signature Pages to Fourth Amended and Restated Registration Rights Agreement

FOUNDERS:

The Scott Koenig Family Trust

By:
Name:
Trustee:

/s/ Scott Koenig
Scott Koenig

/s/ Jeffrey Ravetch
Jeffrey Ravetch

/s/ Leroy Hood
Leroy Hood

/s/ Alan Aderem
Alan Aderem

/s/ Ruedi Aebersold
Ruedi Aebersold

The Institute for Systems Biology

By:
Name:
Title:

Signature Pages to Fourth Amended and Restated Registration Rights Agreement

EXHIBIT A

Existing Investors

Ventures West 8 Limited Partnership

Rivervest Venture Fund I, L.P.

Caisse De Depot Et Placement du Quebec

Alta Biopharma Partners III, L.P.

Alta Biopharma Partners III GMBH & Co. Beteiligungs KG

Alta Embarcadero Biopharma Partners III, LLC

TPG Ventures, L.P.

TPG Biotechnology Partners, L.P.

Red Abbey Venture Partners (QP), LP

Red Abbey Venture Partners, LP

Red Abbey CEO’s Fund, LP

MPM Bioventures II, L.P.

MPM Bioventures II-QP, L.P.

MPM Bioventures GMBH & Co. Parallel-Beteiligungs KG

MPM Asset Management Investors 2000 B LLC

MPM Bioventures IV Strategic Fund LP

Interwest Partners VIII, L.P.

Interwest Investors VIII, L.P.

Interwest Investors Q-VIII, L.P.

Mirtha Ventures, L.P.

Cogene Biotech Ventures, L.P.

Orbimed Associates LLC

Caduceus Private Investments, LP

UBS Juniper Crossover Fund, L.L.C.

The Board of Regents of the University of Texas System

Startech Seed Fund II, L.P.

EXHIBIT B

Series D Investors

Bear Stearns Health Innoventures Employee Fund, L.P.

Bear Stearns Health Innoventures Offshore, L.P.

Bear Stearns Health Innoventures, L.P.

BSHI Members, L.L.C.

BX, L.P.

BioMedical Sciences Investment Fund Pte Ltd

Biogen Idec MA, Inc.

Grand Cathay Venture Capital Co., LTD.

Grand Cathay Venture Capital III Co., LTD.

Prudence Venture Investment Corp.

CMEA Life Sciences Fund, L.P.

CMEA Ventures Life Sciences 2000, Civil Law Partnership

CMEA Ventures Life Sciences 2000, L.P.

Cogene Biotech Ventures, L.P.

Jennifer Fonstad

H&Q Healthcare Investors

H&Q Life Sciences Investors

Integra Ventures III, L.P.

Montgomery RAVEN Partnership

MUFG Venture Capital I, Limited Partnership

Pequot Healthcare Venture Fund, L.P.

Pequot Offshore Private Equity Partners III, L.P.

Pequot OHV Fund, L.P.

Pequot Private Equity Fund III, L.P.

PHCV RAVEN Series D Grantor Trust

Ridgeback Capital Investments L.P.

Saints Capital V, L.P.

2180 Associates Fund VII, L.P.

U.S. Venture Partners VII, L.P.

USVP Entrepreneur Partners VII-A, L.P.

USVP Entrepreneur Partners VII-B, L.P.

Vulcan Capital Venture Capital I LLC

HCP Life Science Assets TRS, LLC

Montgomery & Co., LLC

George G. Montgomery

Keith W. Marshall

Jeremy Taylor